Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of V. F. Corporation of our report dated May 27, 2020 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in V. F. Corporation’s Annual Report on Form 10-K for the year ended March 28, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina

March 10, 2021

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